    As filed with the Securities and Exchange Commission on August 25, 2004.

                                                      Registration No. 333-_____
                                                                        33-61121
                                                                       333-45631
                                                                      333-101533
                                                                      333-101534

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                       AND POST-EFFECTIVE AMENDMENT NO. 1
                           TO REGISTRATION STATEMENTS
               NOS. 33-61121, 333-45631, 333-101533 AND 333-101534
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ARROW ELECTRONICS, INC.
               (Exact name of issuer as specified in its charter)

                    New York                         11-1806155
            (State of Incorporation)              (I.R.S. Employer
                                                 Identification No.)

                                 50 Marcus Drive
                            Melville, New York 11747
                                 (631) 847-2000
          (Address and telephone number of principal executive offices)

               Arrow Electronics, Inc. 2004 Omnibus Incentive Plan
                            (Full Title of the Plan)

                              Peter S. Brown, Esq.
                              Senior Vice President
                             Arrow Electronics, Inc.
                                 50 Marcus Drive
                            Melville, New York 11747
                                 (631) 847-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amount to be      Proposed Maximum Offering        Proposed Maximum        Amount of Registration
        Registered             Registered (1)        Price Per Share (2)     Aggregate Offering Price (2)        Fee (2) (4)
        ----------             --------------        -------------------     ----------------------------        -----------
Common Stock (par value    19,662,645 shares (3)            $27.33                  $537,383,977.90              $68,086.55
   $1.00 per share)

(1) This Registration Statement is both a new Registration Statement and Post-Effective Amendment to each of the Registrant's (i) Registration Statement on Form S-8 (File No. 33-61121) filed with the Securities and Exchange Commission ("SEC") on July 19, 1995, (ii) Registration Statement on Form S-8 (File No. 333-45631) filed with the SEC on February 5, 1998, (iii) Registration Statement on Form S-8 (File No. 333-101533) filed with the SEC on November 27, 2002 and (iv) Registration Statement on Form S-8 (File No. 333-101534) filed with the SEC on November 27, 2002 (together, the "Prior Registration Statements"). The offer and sale of 15,565,776 shares registered hereby were previously registered for sale under the Registrant's Stock Option Plan and the Restricted Stock Plan, as well as the 2002 Non-Employee Directors Stock Option Plan and the Non-Employee Directors Deferral Plan (together, the "Prior Plans") pursuant to the Prior Registration Statements. The shares described above that have been previously registered and the registration fees for those shares paid as part of the registration fees with respect to the Prior Registration Statements are carried over to this Registration Statement in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the SEC (the "Instruction and Interpretation").

(2) The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee shown are a combination of the respective amounts used in calculating the registration fees carried over from the Prior Registration Statements and the amounts used to calculate the portion of the registration fees on the newly registered shares as follows:

                    Total Shares    Number of Shares   Proposed Maximum    Proposed Maximum     Amount of
 Registration        Originally     Carried Over and    Offering Price    Aggregate Offering  Registration
   Statement         Registered     Newly Registered     Per Share (A)           Price             Fee
   ---------         ----------     ----------------     -------------           -----             ---
No. 333-101534           300,000           300,000        $  14.22          $     4,266,000     $    392.47
No. 333-101533         3,400,000         3,400,000        $  14.22          $    48,348,000     $  4,448.02
No. 333-45631         11,500,000        11,500,000        $32.5663          $   374,512,450     $110,481.17
No. 33-61121           1,650,000           365,776        $  52.00          $    19,020,352     $  6,559.58
This Form S-8                            4,096,869        $  22.27          $ 91,237,272.63     $         0
    Total                               19,662,645        $  27.33(B)       $537,383,977.90     $ 68,086.55

(A) Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low price of Common Stock on the New York Stock Exchange: (i) on February 3, 1998 for Shares carried over from Registration Statement No. 333-45631, (ii) on November 20, 2002 for Shares carried over from Registration Statement No. 333-101533 and Registration Statement No. 333-101534, and (iii) on August 18, 2004 for newly registered Shares under this Registration Statement.

(B) Weighted average offering price per share based on the number of shares carried over and the number of shares registered for the first time hereunder.

(3) This Registration Statement shall also cover any of the Registrant's shares of Common Stock which become issuable under the Registrant's 2004 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of Registrant's outstanding Common Stock.

(4) As described in notes 1 and 2 above, since $121,881.24 in registration fees were previously paid in connection with the Prior Registration Statements no registration fee is due in connection with this Registration Statement.

              STATEMENT PURSUANT TO GENERAL INSTRUCTION TO FORM S-8

ARROW ELECTRONICS, INC. (the "Registrant") has filed this Registration Statement to register under the Securities Act of 1933, as amended (the "Securities Act") the offer and sale of up to 19,662,645 shares of the Registrant's Common Stock, par value $1.00 per share (the "Shares"), pursuant to its 2004 Omnibus Incentive Plan. This Registration Statement is both a new Registration Statement and a Post-Effective Amendment to the Registrant's (i) Registration Statement on Form S-8 (File No. 33-61121) filed with the Securities and Exchange Commission ("SEC") on July 19, 1995, (ii) Registration Statement on Form S-8 (File No. 333-45631) filed with the SEC on February 5, 1998, (iii) Registration Statement on Form S-8 (File No. 333-101533) filed with the SEC on November 27, 2002 and
(iv) Registration Statement on Form S-8 (File No. 333-101534) filed with the SEC on November 27, 2002 (together, the "Prior Registration Statements"). The total number of Shares being registered hereby is the maximum number of Shares available for issuance under the 2004 Omnibus Incentive Plan, including: (i) 4,096,869 new Shares available under the 2004 Omnibus Incentive Plan, (ii) 4,203,131 Shares that currently remain available under the Registrant's Stock Option Plan and the Restricted Stock Plan, as well as the 2002 Non-Employee Directors Stock Option Plan and the Non-Employee Directors Deferral Plan (together, the "Prior Plans"), and (iii) any Shares (subject to a maximum number of 11,362,645 outstanding awards under the Prior Plans) that may become available under the 2004 Omnibus Incentive Plan as a result of the termination, by expiration, forfeiture, cancellation or otherwise, of any awards under the Prior Plans. The offer and sale of 15,565,776 Shares were previously registered pursuant to the Prior Registration Statements for offer and sale pursuant to the Prior Plans. In addition, the offer and sale of 4,096,869 Shares registered hereby are being registered for the first time.

The 2004 Omnibus Incentive Plan was approved and adopted at the Registrant's annual meeting of shareholders held on May 27, 2004 to supersede and replace the Prior Plans. The Registrant desires to have the Shares registered hereunder and issuable pursuant to the 2004 Omnibus Incentive Plan to include those Shares described above whose offer and sale were registered under the Prior Registration Statements and are carried over to this Registration Statement. Following the filing of this Registration Statement, the Shares carried over from the Prior Registration Statements are no longer available for new awards under the Prior Plans.

Consequently, in accordance with the Instruction and Interpretation: (i) the Registrant is carrying over from the Prior Registration Statements and registering the offer and sale of 15,656,776 Shares under the 2004 Omnibus Incentive Plan pursuant to this Registration Statement; (ii) $121,881.24 of the registration fee allocable to the Shares carried over from and paid in connection with the Prior Registration Statements is carried over in this Registration Statement; (iii) the Prior Registration Statements are being amended on a post-effective basis to discuss the replacement of the Prior Plans by the 2004 Omnibus Incentive Plan; (iv) in addition to the shares being carried over pursuant to (i) above, the Registrant is registering for the first time the offer and sale of 4,096,869 Shares under the 2004 Omnibus Incentive Plan pursuant to this Registration Statement; and (v) due to the registration fees that are being carried over pursuant to (ii) above, no registration fee allocable to the newly registered shares is due in connection with this Registration Statement.

                                     PART I

ITEM 1.     PLAN INFORMATION

                  Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Arrow Electronics, Inc., 50 Marcus Drive, Melville, New York 11747 (telephone: (631) 847-2000).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

            1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

            2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

            3. The description of the Registrant's Capital Stock contained in the registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            4. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act.

All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

                  The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

                  Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 9 of this Registrant's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                  Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

                  The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.     EXHIBITS.

                  See Exhibit Index on page 9.

ITEM 9.     UNDERTAKINGS.

            (1)   The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

            (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville and the State of New York, on August 25, 2004

                                    ARROW ELECTRONICS, INC.


                                    By:   /s/ Peter S. Brown
                                          ---------------------
                                          Peter S. Brown
                                          Senior Vice President

                                POWER OF ATTORNEY

            Each person whose signature appears below hereby severally constitutes and appoints William E. Mitchell, Daniel W. Duval and Peter S. Brown and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

                SIGNATURE                                TITLE                            DATE
        /s/ William E. Mitchell        President and Chief Executive Officer        August 25, 2004
     -------------------------------   (Principal Executive Officer) and Director
     William E. Mitchell

        /s Daniel W. Duval             Chairman of the Board                        August 25, 2004
     -------------------------------
     Daniel W. Duval

        /s/ Paul J. Reilly             Vice President and Chief Financial Officer   August 25, 2004
     -------------------------------   (Principal Financial Officer and Principal
     Paul J. Reilly                    Accounting Officer)

        /s/ John N. Hanson                              Director                    August 25, 2004
     -------------------------------
     John N. Hanson

        /s/ Martha Francis Keeth                        Director                    August 25, 2004
     -------------------------------
     Martha Francis Keeth

        /s/ Roger King                                  Director                    August 25, 2004
     -------------------------------
     Roger King

        /s/ Karen Gordon Mills                          Director                    August 25, 2004
     -------------------------------
     Karen Gordon Mills

        /s/ Stephen C. Patrick                          Director                    August 25, 2004
     -------------------------------
     Stephen C. Patrick

        /s/ Barry W. Perry                              Director                    August 25, 2004
     -------------------------------
     Barry W. Perry

        /s/ Richard S. Rosenbloom                       Director                    August 25, 2004
     -------------------------------
     Richard S. Rosenbloom

        /s/ John C. Waddell                             Director                    August 25, 2004
     -------------------------------
     John C. Waddell

                                  EXHIBIT INDEX

Exhibit No.                Description
5              Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Registrant's Common Stock.

23(a)          Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the
               Opinion filed as Exhibit 5 hereto).

23(b) Consent of Ernst & Young LLP, independent registered public accounting firm.

24             Power of Attorney (set forth on the signature page hereof).

99(a)*         Arrow Electronics, Inc. 2004 Omnibus Incentive Plan.

* Incorporated by reference to the Registrant's Proxy Statement on Schedule 14A filed with the Commission on April 15, 2004.